EXHIBIT 99.1

Kona Grill, Inc. Reports First Quarter Results

SCOTTSDALE, Ariz., April 27, 2010 (GLOBE NEWSWIRE) -- Kona Grill, Inc. (Nasdaq:KONA), an American grill and sushi bar, today reported results for its first quarter ended March 31, 2010.

First Quarter 2010 Highlights Include:

  Restaurant sales increased 8.2% to $21.1 million
  Same-store sales decreased 2.5%
  Restaurant operating profit margin of 12.6%
  Net loss of $0.6 million, or $0.07 per share, excluding special charges totaling $0.3 million

"We are encouraged by our first quarter sales results, which exceeded our original guidance, and included our first month of positive comps in over two years. We are pleased to be receiving very positive feedback regarding our 'Konavore' loyalty program, social media presence, and other marketing initiatives. Taken together, these programs are essential building blocks in returning Kona Grill to profitability, as the increased sales generated by these programs should allow us to leverage our costs and generate sustainable improvements in our bottom line over time," said Marc Buehler, Chief Executive Officer of Kona Grill.

First Quarter 2010 Financial Results

Restaurant sales increased 8.2% to $21.1 million from $19.5 million during the same quarter last year. The increase in restaurant sales during the first quarter reflects additional revenue from three restaurants opened since April 2009. Same-store sales decreased 2.5% during the first quarter of 2010 compared to a decrease of 9.6% in the prior year period.

Average weekly sales for the 18 restaurants in the comparable base were $70,182 during the first quarter of 2010, compared to $71,997 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire first quarter of 2010 were $60,650 versus $66,331 last year.

Net loss was $0.9 million, or $0.10 per share, including $0.3 million or $0.03 per share in legal and professional fees associated with the contested proxy solicitation and the Company's ongoing derivative suit.  This compares to net loss of $1.1 million, or $0.14 per share, for the same period last year, based upon 8.0 million shares.

Financial Guidance

For the second quarter of 2010, the Company forecasts restaurant sales of $21.7 million to $22.7 million and a net loss of $0.6 million to $0.1 million, or $0.06 to $0.01 per share.  The expected net loss for the period does not include legal and proxy solicitation expenses incurred to elect the Company's slate of board of directors at the 2010 annual meeting, which is scheduled for April 28, 2010. The Company anticipates opening one new restaurant in Baltimore, MD in the second half of 2010.

Conference Call

The Company will host a conference call to discuss first quarter 2010 financial results today at 5:00 PM ET. The call will be webcast live from the Company's website at www.konagrill.com under the investor relations section.  Listeners may also access the call by dialing 1-888-312-3047 or 1-719-457-2573 for international callers. A replay of the call will be available until Tuesday, May 4, 2010, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 3742554.

About Kona Grill

Kona Grill features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 24 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 15 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa, West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, Sugar Land, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com

Forward-Looking Statements

The financial guidance we provide for our second quarter 2010 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should," or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets	$ 9,920	$ 10,105
Other assets	658	668
Property and equipment, net	37,854	39,190
Total assets	$ 48,432	$ 49,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$ 14,815	$ 15,159
Long-term obligations	16,404	16,821
Stockholders' equity	17,213	17,983
Total liabilities and stockholders' equity	$ 48,432	$ 49,963

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)

Restaurant sales	$ 21,052	$ 19,455
Costs and expenses:
Cost of sales	5,575	5,097
Labor	7,583	6,749
Occupancy	1,781	1,520
Restaurant operating expenses	3,456	3,030
General and administrative	2,137	1,887
Preopening expense	8	500
Depreciation and amortization	1,399	1,741
Total costs and expenses	21,939	20,524
Loss from operations	(887)	(1,069)
Nonoperating income (expense):
Interest income and other, net	22	48
Interest expense	(42)	(32)
Loss from continuing operations before provision for income taxes	(907)	(1,053)
Provision for income taxes	--	30
Loss from continuing operations	(907)	(1,083)
Loss from discontinued operations, net of tax	--	(13)
Net loss	$ (907)	$ (1,096)

Net loss per share - basic and diluted(a):
Continuing operations	$ (0.10)	$ (0.14)
Discontinued operations	--	--
Net loss	$ (0.10)	$ (0.14)

Weighted average shares used in computation(a):
Basic	9,155	8,016
Diluted	9,155	8,016

(a) For the purpose of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to June 9, 2009 by a factor of 1.2309 to reflect the impact of a bonus element associated with our rights offering of common stock issued to stockholders on June 9, 2009 (the date that the common stock was issued in conjunction with the stockholders' rights offering).

Reconciliation of net loss excluding special charges (1)
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009

Net loss	$ (907)	$ (1,096)
Special charges included in general and administrative	294	--
Loss from discontinued operations, net of tax	--	13
Net loss excluding special charges	$ (613)	$ (1,083)

Net loss per share	$ (0.10)	$ (0.14)
Special charges included in general and administrative	0.03	--
Loss from discontinued operations, net of tax	--	--
Net loss per share excluding special charges	$ (0.07)	$ (0.14)

(1) The Company believes excluding special charges from its financial results is a useful measure to its investors as it provides a clearer perspective of the Company's ongoing operating performance and a more relevant comparison to prior period results.

Reconciliation of Restaurant Operating Profit to Loss from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended March 31,
	2010	2009

Restaurant sales	$ 21,052	$ 19,455
Costs and expenses:
Cost of sales	5,575	5,097
Labor	7,583	6,749
Occupancy	1,781	1,520
Restaurant operating expenses	3,456	3,030
Restaurant operating profit	2,657	3,059
Deduct - other costs and expenses:
General and administrative	2,137	1,887
Preopening expense	8	500
Depreciation and amortization	1,399	1,741
Loss from operations	$ (887)	$ (1,069)

	Percentage of Restaurant Sales
	Three Months Ended March 31,
	2010	2009

Restaurant sales	100.0%	100.0%
Costs and expenses:
Cost of sales	26.5	26.2
Labor	36.0	34.7
Occupancy	8.5	7.8
Restaurant operating expenses	16.4	15.6
Restaurant operating profit	12.6	15.7
Deduct - other costs and expenses:
General and administrative	10.2	9.7
Preopening expense	--	2.6
Depreciation and amortization	6.6	8.9
Loss from operations	(4.2)%	(5.5)%

CONTACT: ICR
         Investor Relations:
         Raphael Gross
         203.682.8200